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                                                                    EXHIBIT 21.1
     SUBSIDIARIES OF THE ISSUER(9)


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Corporate Name                             Incorporated In  Ownership
--------------                             ---------------  ---------
Allfax Paper Products, Ltd.                England          100%(1)
Allfax UK, Ltd.                            England          100%(1)
Anillos Plasticos de Mexico                Mexico           100%(2)
GBC Australia Pty. Ltd.                    Australia        100%(3)
GBC Business Equipment, Inc.               Florida          100%
GBC Canada, Inc.                           Canada           100%(3)
GBC Deutschland GmbH                       Germany          100%
GBC/Fordigraph Pty. Ltd.                   Australia        100%(4)
GBC France S.A.                            France           100%(5)
GBC International, Inc.                    Nevada           100%(6)
GBC Japan K.K.                             Japan            100%(3)
GBC Metals Corp.                           Nevada           100%
GBC Nederland B.V.                         Netherlands      100%(3)
GBC Schweiz A.G.                           Switzerland      100%(3)
GBC United Kingdom Holdings, Ltd.          England          100%(3)
GBC United Kingdom Limited                 England          100%(1)
General Binding Corporation Italia S.p.A.  Italy            100%(3)
Grupo GBC S.A. de C.V. (Mexico)            Mexico           100%
Ibico GmbH                                 Switzerland      100%(3)
Ibico Benelux                              Netherlands      100%(7)
Ibico Canada                               Canada           100%(2)
Ibico Chile                                Chile            100%(2)
Ibico England, Ltd.                        England          100%(7)
Ibico France, S.A.                         France           100%(7)
Ibico Germany, GmbH                        Germany          100%(7)

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Corporate Name                             Incorporated In  Ownership
--------------                             ---------------  ---------
Ibico Iberia S.A.                          Spain            100%(7)
Ibico Inc.                                 Illinois         100%(7)
Ibico Italia, S.R.L.                       Italy            100%(7)
Ibico Portuguesa, Ltd.                     Portugal         100%(7)
Ibico Singapore Holding, Ltd.              Singapore        100%(7)
Ibico Singapore, Ltd.                      Singapore        100%(8)
Interbinding GmbH                          Germany          100%(7)
Mirabeau Contract Sales                    England          100%(1)
PBB&R S.A. de C.V.                         Mexico           100%(3)
Printing Wire Supplies, Ltd.               Ireland          100%(3)
Pro-Tech Engineering Co., Inc.             Wisconsin        100%
Sickinger Company                          Michigan         100%
U.S. Ring Binder Corp.                     Massachusetts    100%
VeloBind, Incorporated                     Delaware         100%
Ibico Scandinavia                          Sweden           75%(7)
GMP Co., Ltd.                              Korea            33%
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(1) Subsidiary of GBC United Kingdom Holdings, Ltd.
(2) Subsidiary of Ibico Inc.
(3) Subsidiary of GBC International, Inc.
(4) Subsidiary of GBC Australia Pty. Ltd.
(5) Subsidiary of GBC Schweiz A.G.
(6) Subsidiary of GBC Business Equipment Inc.
(7) Subsidiary of Ibico GmbH
(8) Subsidiary of Ibico Singapore Holding, Ltd.
(9)  Certain insignificant subsidiaries have been excluded from Exhibit No.
     21.1 under Rule 1-02(w) of Regulation S-X. These excluded subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.